SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	September 18, 2006

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

Item 8.01 Other Events

        On September 18, 2006, Caprius, Inc. issued a press release announcing the appointment of two seasoned sales and marketing executives to its operating subsidiary, M.C.M. Environmental Technologies, Inc. to accelerate the sales and marketing of its proprietary on-site medical waste disposal technology in the marketplace.

A copy of the press release announcing these appointments is attached as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(c) 99.1 Press Release, dated September 18, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                          CAPRIUS, INC.

                                              /s/Jonathan Joels
           Jonathan Joels, Treasurer and CFO

Dated: September 19, 2006

Exhibit Index

Exhibit
Number     Exhibit

99.1   Press Release of Caprius, Inc. dated September 18, 2006